iAnthus Provides Update to Litigation Claim

NEW YORK, NY and TORONTO, ON – December 4, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, provides an update to the previously disclosed legal proceedings involving Ninth Square Capital Corporation (“Ninth Square”). Ninth Square served a statement of claim on August 8, 2019 against iAnthus, MPX Bioceutical ULC (“MPX ULC”), a wholly-owned subsidiary of iAnthus, and MPX International Corporation (“MPXI”) before the Ontario Superior Court of Justice, seeking damages for alleged oppressive conduct relating to an arrangement between iAnthus and MPX Bioceutical Corporation, the predecessor of MPX ULC (such claim, together with all related and consolidated actions, the “Consolidated Claims”).

On December 3, 2024, iAnthus entered into a settlement agreement with Ninth Square and the other parties to the litigation, pursuant to which the parties thereto agreed to settle the Consolidated Claims on terms that provide for, among other things, the issuance of 5,000,000 common shares of iAnthus (the “Shares”) to Ninth Square, at a deemed price of C$0.01 per Share.

The settlement agreement contains no admission of wrongdoing or liability by iAnthus, MPX ULC nor any of the other defendants, and iAnthus and MPX ULC continue to vigorously dispute and contest the allegations made in the Consolidated Claims.

The Shares will be issued pursuant to a prospectus exemption under Canadian securities laws (with no applicable hold period) and pursuant to an exemption from the registration requirements under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act. The Shares have not been, nor will they be, registered under the U.S. Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, “U.S. persons” (as such term is defined in Regulation S under the U.S. Securities Act) absent registration or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Shares will be issued as “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act. This news release will not constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities, nor shall there be any sale of the Shares, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation,

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statements relating to the settlement agreement, including the issuance of the Shares, and other statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward- looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the United States Securities and Exchange Commission has reviewed, approved or disapproved the content of this news release.

Corporate/Media/Investors:

Justin Vu, Interim Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

www.iAnthus.com

investors@ianthuscapital.com